1 TELEFLEX INCORPORATED SECOND QUARTER 2011 EARNINGS CONFERENCE CALL Exhibit 99.1

2 Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 66816668

3 Introductions Benson Smith Chairman, President and CEO Randy Meier Executive Vice President and CFO Jake Elguicze Treasurer and Vice President of Investor Relations

4 4 4 4 4 4 4 Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, our expectation that certain costs that impacted our operating margin results in the first half of 2011 will not re-occur in the second half of 2011; forecasted 2011 revenue, Medical Segment constant currency revenue growth, non-core asset revenue, adjusted earnings per share, earnings per share from non-core assets and cash flow from operations; our expectation of continued top-line constant currency growth in the second half of 2011; our expectation that our gross and operating margins will continue to expand from our first half of 2011 levels; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include adjusted earnings per share; revenue growth on a constant currency basis; adjusted selling, general and administrative expenses; adjusted operating expenses; adjusted cash flow from operations; and adjusted free cash flow from operations. Adjusted earnings per share excludes the effect of charges associated with our restructuring programs and asset impairments, losses and other charges related to refinancing transactions, costs associated with severance payments and benefits to be provided to our former chief executive officer, intangible amortization expense and the amortization of debt discount on convertible notes. Consistent with past practice, adjusted earnings per share has not been adjusted to exclude the benefit resulting from the forfeiture of equity awards. Constant currency revenue growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period and the comparable activity of companies acquired or divested within the most recent twelve-month period. Adjusted selling, general and administrative expenses, adjusted operating expenses and adjusted operating income exclude costs associated with severance payments and benefits to be provided to our former chief executive officer. Adjusted cash flow from operations excludes the impact of a tax refund and changes in certain accounting rules. Adjusted free cash flow reflects cash flow from operations minus capital expenditures and dividends and excludes the impact of the adoption of ASC topic 860 and a tax refund. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor and other product costs along with the segment's selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. The following slides reflect continuing operations.

5 SECOND QUARTER 2011 HIGHLIGHTS

6 Second Quarter - Financial Highlights Revenue of $391.3 million, up 4% constant currency Operating margin of 15.3% Adjusted EPS of $0.94

7 Second Quarter - Strategic Development Highlights Completed portfolio transformation to pure-play medical technology Resolved FDA Corporate Warning Letter Completed re-alignment of North America from regional to business unit organizational structure Completed $250 million senior subordinated note offering

8 Second Quarter - New Product Introductions StimPod Nerve Stimulator Allows clinicians to confirm accurate needle or catheter position during peripheral nerve blocks Auto-sensing nerve "smart cable" Monitoring function allows clinicians to evaluate the effect of neuromuscular blocking agents during surgery Launched in the United States late in the second quarter

9 Second Quarter - Group Purchasing Organization Update Group Purchasing Organization Contracts Awarded three new GPO contracts Received two GPO contract extensions Contracts for a combination of vascular access, surgical and anesthesia products

10 SECOND QUARTER 2011 FINANCIAL REVIEW

11 Second Quarter - Financial Results Revenue of $391.3 million Up 9.2% Up 4.0% constant currency Gross margin of 47.0% Down 160 bps vs. prior year Up 50 bps sequentially Research & development spending up 21% to 3.2% of revenue Operating margin of 15.3% Impacted by costs not expected to re-occur in 2H'11 Adjusted EPS of $0.94

12 SECOND QUARTER 2011 PRODUCT & GEOGRAPHIC REVENUE REVIEW

13 Product Revenue Review Critical Care Surgical Care Cardiac Care OEM 0.65 0.18 0.06 0.11 Q2'11 Q2'10 Constant Currency Revenue Commentary Critical Care Surgical Care Cardiac Care OEM 0.65 0.19 0.05 0.11 Critical Care: $253.6 million, up 3.2% Surgical Care: $72.9, up 4.3% Vascular access - up 1.9% Respiratory - up 6.3% Urology - up 5.2% Anesthesia - up 1.9% Cardiac Care: $22.1 million, up 10.5% OEM: $42.4 million, up 6.8%

14 Geographic Revenue Review North America EMEA Asia Pacific Latin America Japan OEM 0.4 0.35 0.07 0.04 0.03 0.11 Q2'11 Q2'10 Constant Currency Revenue Commentary North America EMEA Asia Pacific Latin America Japan OEM 0.43 0.33 0.06 0.04 0.03 0.11 North America: $156.5 million, up 0.4% EMEA: $137.8, up 4.3% Asia Pacific: $26.0 million, up 14.3% Latin America: $15.4 million, up 17.4% Japan: $13.3 million, up 3.7% OEM: $42.4 million, up 6.8%

15 2011 OUTLOOK

16 2011 Outlook

17 CLOSING REMARKS

18 Summary Good start to 2011 Expect continued top-line constant currency growth in 2H'11 Gross and operating margins to expand from 1H'11 levels Committed to the achievement of "The High Fives"

19 QUESTION & ANSWER

20 APPENDICES

21 Appendix A - Reconciliation of Teleflex Selling, General and Administrative Expenses

22 Appendix B - Reconciliation of Teleflex Operating Expenses

23 Appendix C - Special Charge Income Statement Classification Summary

24 Appendix D - Quarter & Year-to-Date Reconciliation of Medical Constant Currency Revenue Growth

25 Appendix E - Second Quarter Income Statement from Continuing Operations Amounts in Millions, except per share

26 Appendix F - Second Quarter EPS Reconciliation from Continuing Operations In 2011, losses and other charges include approximately $0.5 million, net of tax, or $0.01 per share, related to the loss on extinguishment of debt. The tax adjustment represents a net benefit resulting from the resolution (including the expiration of statutes of limitations) of various prior years' U.S. federal, state and foreign tax matters.

27 Appendix G - Year-to-Date Cash Flow Summary ($ in Millions)

28 Appendix H - Reconciliation of 2011 Outlook Earnings per Share Guidance

29 Appendix I - Quarter-to-Date Reconciliation of Critical Care Product Constant Currency Revenue Growth

30 Appendix J - Quarter-to-Date Reconciliation of Regional Constant Currency Revenue Growth